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                                                                     Exhibit 5.1

[LEXMARK LOGO]                                     VINCENT J. COLE
                                                   Vice President
                                                   General Counsel and Secretary

                                                   Lexmark International, Inc.
                                                   740 West New Circle Road
                                                   Lexington, Kentucky 40550
                                                   USA
                                                   Phone: 606 232 2700
                                                   Fax: 606 232 3128


                                February 23, 2001



Lexmark International, Inc.
One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky  40550

Ladies and Gentlemen:

         I am Vice President, General Counsel and Secretary of Lexmark International, Inc., a Delaware corporation, (the "Company") and have acted as counsel to the Company in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "Act") of a Registration Statement on Form S-3 (the "Registration Statement") relating to $200,000,000 principal amount of __% Debt Securities due _____ (the "Securities") of the Company.

         In so acting, I have examined the Registration Statement, the form of the Indenture (the "Indenture") and the form of the Underwriting Agreement (the "Underwriting Agreement") being filed as exhibits to the Registration Statement, and such other corporate records, documents, certificates and other instruments as I considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, I am of the opinion that when the Registration Statement has become effective under the Act, the Indenture and the Underwriting Agreement relating to the Securities have been duly authorized, executed and delivered, the terms of the Securities and of their issuance and sale have been duly established in conformity with the Indenture and the Underwriting Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Securities have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, the Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (including, without limitation, the availability of specific performance, injunctive relief and other equitable remedies).

         The foregoing opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and may not be relied upon for any other purpose by any other person, firm or corporation. This opinion is expressly limited to the matters set forth above, and I render no opinion, whether by implication or otherwise, as to any other matters. This opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and I am expressing no opinion as to the effect of the laws of any other jurisdiction. This opinion speaks as of the date hereof, and I assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to my attention and which may alter, affect or modify the opinion expressed herein.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to myself under the heading "Validity of Debt Securities" in the Registration Statement. In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,

                                          /s/Vincent J. Cole

                                          Vincent J. Cole